Exhibit (b)(4)
To:  Reed International P.L.C.
     25 Victoria Street
     London SW1H 0EX

     Elsevier NV
     PO Box 470
     1000 AL Amsterdam

     as Original Guarantors

     Reed Elsevier (UK) Limited
     25 Victoria Street
     London SW1H OPX

     Attn: Company Secretary

     as Borrowers' Agent
                                              20 December, 2000
Dear Sirs

US$8.5 Billion Credit Agreement

1. We refer to the US$8,500,000,000 Credit Agreement (the "Credit Agreement") dated 13 December, 2000 and made, inter alia, between (1) Reed Elsevier Inc. and Elsevier Finance SA as Original Borrowers; (2) Reed International P.L.C. and Elsevier NV as Original Guarantors; (3) Reed Elsevier (UK) Limited as Borrowers' Agent; (4) Deutsche Bank AG London and Morgan Stanley Dean Witter Bank Limited as Joint Lead Arrangers; (5) Deutsche Bank AG London as Facility Agent and Euro Swingline Agent; and (6) Deutsche Bank AG, New York Branch as Dollar Swingline Agent.

2. Terms defined in the Credit Agreement shall have the same meaning herein, unless otherwise defined herein or the context otherwise requires.

3. We have received the consent of the Majority Lenders for the Credit Agreement to be amended, with effect from the date of this letter, by:

     (i) in Clause 1.1, deleting the definitions of "Cash Collateral Account" and "Cash Collateral Bank";

     (ii) in Clause 21.19, re-numbering that clause as Clause 21.18;

     (iii) in Clause 21.13(b), deleting the words "Clause 6" and replacing them with the words "Clause 5";

     (iv) in Clause 23.3(b):

          (a) inserting, after the words "adjusted to" in the first line of the second sentence thereof, "(i)"; and

          (b)  adding at the end of the second sentence thereof:

               "and (ii) exclude, on a pro forma basis, EBITDA of any disposed business using such combined financial statements of Reed Elsevier";

          (v) in Clause 26.1(a), deleting the word "Borrower" and replacing it with "Borrowers' Agent";

          (vi) in Clause 27.2(a)(ii), adding the word "Facility" before the word "Agent"; and

         (vii) in Clause 27.2(a)(iii), deleting the word "Subsidiary" and replacing it with the words "component company".

4. The provisions of the Credit Agreement shall, save as amended hereby, continue in full force and effect.

5.   This letter shall constitute a Financing Document.

6. (a) This letter will be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

     (b) Delivery of an executed signature page of this letter by fax shall be as effective as delivery of a manually executed document.

7. This letter shall be governed by, and construed in accordance with, English law. The parties submit to the non-exclusive jurisdiction of the English courts.

8. Please sign and return the enclosed copy of this letter to indicate your agreement to the foregoing.

Yours faithfully

DEUTSCHE BANK AG LONDON
as Facility Agent

By:   /s/ Alan Westhead
  --------------------
Title:     Director

By:   /s/ Sean Malone
  ------------------
Title:     Director

Agreed and accepted:


REED INTERNATIONAL P.L.C.
as Original Guarantor

 /s/ Mark Radcliffe
 ------------------
By:    Mark Radcliffe
Title: Company Secretary
Date:  20 December, 2000


ELSEVIER NV
as Original Guarantor

 /s/ Erik Ekker
 --------------
By:    Erik Ekker
Title: Company Secretary
Date:  20 December, 2000


REED ELSEVIER (UK) LIMITED
as Borrowers' Agent

 /s/ Leslie Dixon
 ----------------
By:    Leslie Dixon
Title: Company Secretary
Date:  20 December, 2000